UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2022 (May 19, 2022)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 18, 2022, the interim assessment committee (“IAC”) reviewed interim efficacy and safety data from the ongoing Phase 2 double blinded, placebo-controlled study of NKTR-358 in 280 patients with systemic lupus erythematosus. The study is being conducted by Eli Lilly and Company (“Lilly”) in partnership with Nektar Therapeutics (“Nektar”). The IAC reviewed unblinded interim data from approximately 60% of patients who completed the 24-week treatment period. Following review of the data and based upon pre-specified criteria, the IAC recommended that the Phase 2 study continue to completion without modification. On May 19, 2022, Lilly informed Nektar of the IAC’s assessment and recommendation. Pursuant to the IAC’s recommendation, the Phase 2 study will continue as planned to completion. No further unblinding of study data will occur.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which can be identified by words such as “will,” “continue” and similar references to future periods. Examples of forward-looking statements include, among others, statements Nektar makes regarding the future development plans for NKTR-358. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Nektar’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Nektar’s control. Nektar’s actual results may differ materially from those indicated in the forward-looking statements. Therefore, these forward-looking statements should not be relied upon. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) Nektar’s statements regarding the therapeutic potential of NKTR-358 and other drug candidates are subject to change as research and development continue to generate new safety and efficacy data; (ii) NKTR-358 and Nektar’s other drug candidates are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in ongoing studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) NKTR-358 and Nektar’s other drug candidates are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to challenges caused by the COVID-19 pandemic, regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes and competitive factors; (v) Nektar may not achieve the expected costs savings it expects from the restructuring and reorganization; (vi) patents may not issue from Nektar’s patent applications for its drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vii) certain other important risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2022. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to Nektar and speaks only as of the date on which it is made. Nektar undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: May 23, 2022	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

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